                                3,360,000 Shares

                          WINSTAR COMMUNICATIONS, INC.

                         Common Stock ($0.01 par value)

                          U.S. UNDERWRITING AGREEMENT

                                                               January [o], 1999

SALOMON SMITH BARNEY INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
As Representatives of the Several Underwriters
   c/o Salomon Smith Barney Inc.
   388 Greenwich Street
   New York, NY 10013

Ladies and Gentlemen:

         1. Introductory. WinStar Communications, Inc., a Delaware corporation (the "Issuer" or "WinStar"), and WinStar Multichannel Corp., a Delaware corporation and a wholly-owned subsidiary of the Issuer ("WMC", and, together with the Issuer, the "Sellers"), have agreed, subject to the terms and conditions stated herein, to issue and sell (the "U.S. Offering") to the several underwriters named in Schedule A hereto (the "Underwriters") an aggregate of 3,360,000 shares (the "Firm Securities") of the Issuer's Common Stock, $0.01 par value per share ("Common Stock"). The Issuer also proposes to grant to the Underwriters an option, exercisable by Salomon Smith Barney Inc. ("Salomon"), to purchase an aggregate of not more than 630,000 additional shares (the "Optional Securities"). The Firm Securities and the Optional Securities are herein collectively called the "U.S. Offered Securities". The United States Securities Act of 1933 is herein referred to as the "Securities Act".

         It is understood that the Issuer is concurrently entering into an International Underwriting Agreement, dated the date hereof (the "International Underwriting Agreement"), with Salomon Brothers International Limited ("Salomon International") and the other international underwriters named therein (together with Salomon International, the "International Underwriters"), relating to the concurrent offering and sale of 840,000


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shares (the "International Securities") of Common Stock outside the United
States and Canada (the "International Offering"). The U.S. Offered Securities and the International Securities are collectively referred to as the "Offered Securities". To provide for the coordination of their activities, the Underwriters and the International Underwriters have entered into an Agreement Between U.S. Underwriters and International Underwriters which permit them, among other things, to sell the Offered Securities to each other for purposes of resale.

         The Sellers hereby agree with the several Underwriters as follows:
         2. Representations and Warranties of the Sellers. (a) The Sellers represent and warrant to, and agree with, the several Underwriters that:


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                                                                              3



                  (i) A registration statement on Form S-3 (No. 333-70263) relating to the Offered Securities, including a form of prospectus relating to the U.S. Offered Securities and a form of prospectus relating to the International Securities, has been filed with the Securities and Exchange Commission (the "Commission") and either (A) has been declared effective under the Securities Act and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. If such registration statement ("Initial Registration Statement") has been declared effective, either (A) an additional registration statement ("Additional Registration Statement") relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) ("Rule 462(b)") under the Securities Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Securities Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement or (B) such an Additional Registration Statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Securities Act pursuant to the Initial Registration Statement and such Additional Registration Statement. If the Issuer does not propose to amend the Initial Registration Statement or if an Additional Registration Statement has been filed and the Issuer does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("Rule 462(c)") under the Securities Act or, in the case of the Additional Registration Statement, Rule 462(b). For purposes of this Agreement, "Effective Time" with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means (A) if the Issuer has advised Salomon and Credit Suisse First Boston Corporation (collectively, the "Representatives") that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (B) if the Issuer has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Issuer has advised the Representatives that it proposes to file one, "Effective Time" with respect to such Additional Registration Statement means the date and time as of which such registration statement is filed


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                                                                              4



         and becomes effective pursuant to Rule 462(b). "Effective Date" with respect to the Initial Registration Statement or the Additional Registration Statement (if any) means the date of the Effective Time thereof. The Initial Registration Statement, as amended at its Effective Time, including (A) all information contained in the Additional Registration Statement (if any) and deemed to be a part of the Initial Registration Statement as of the Effective Time of the Additional Registration Statement pursuant to the General Instructions of the Form on which it is filed, (B) all information (if any) deemed to be a part of the Initial Registration Statement as of its Effective Time pursuant to Rule 430A(b) ("Rule 430A(b)") under the Securities Act and (C) all other material incorporated by reference therein, is hereinafter referred to as the "Initial Registration Statement". The Additional Registration Statement, as amended at its Effective Time, including (A) the contents of the Initial Registration Statement incorporated by reference therein, (B) all information (if any) deemed to be a part of the Additional Registration Statement as of its Effective Time pursuant to Rule 430A(b) and (C) all other material incorporated by reference therein, is hereinafter referred to as the "Additional Registration Statement". The Initial Registration Statement and the Additional Registration Statement are hereinafter referred to collectively as the "Registration Statements" and individually as a "Registration Statement". The form of prospectus relating to the U.S. Offered Securities and the form of Prospectus relating to the International Securities, each of which shall be deemed to include all material incorporated by reference therein and as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Securities Act or (if no such filing is required) as included in a Registration Statement, are hereinafter referred to as the "U.S. Prospectus " and the "International Prospectus ", respectively, and collectively as the "Prospectuses". No document has been or will be prepared or distributed in reliance on Rule 434 under the Securities Act.

                  (ii) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement:
         (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all respects to the requirements of the Securities Act and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all respects to the requirements of the Securities Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional


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                                                                              5



         Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of each of the Prospectuses pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectuses are included, each Registration Statement and each of the Prospectuses will conform in all respects to the requirements of the Securities Act and the Rules and Regulations, and none of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and each of the Prospectuses will conform in all respects to the requirements of the Securities Act and the Rules and Regulations, none of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or either of the Prospectuses based upon written information furnished to the Issuer by any Underwriter through the Representatives or by any International Underwriter through Salomon International specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(c) hereof. The Issuer's Annual Report on Form 10-K most recently filed with the Commission and all subsequent reports (collectively, the "Exchange Act Reports") which have been filed by WinStar with the Commission or sent to stockholders pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the Rules and Regulations of the Commission thereunder.

                  (iii) The Issuer has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in each of the Prospectuses; and the Issuer is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Issuer and its subsidiaries, taken as a whole (a "Material Adverse Effect"). The Issuer is qualified to do business as a foreign corporation in the State of New York.


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                                                                              6


                  (iv) Each subsidiary of the Issuer (including WMC) has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in each of the Prospectuses; and each subsidiary of the Issuer (including WMC) is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Issuer (including WMC) has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Issuer (including
         WMC), directly or through subsidiaries, is owned free from liens, encumbrances and defects.

                  (v) The Offered Securities and all other outstanding shares of capital stock of the Issuer have been duly authorized; all outstanding shares of capital stock of the Issuer are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement and the International Underwriting Agreement on each Closing Date (as defined below), such Offered Securities will have been validly issued, fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectuses; and the stockholders of the Issuer have no preemptive rights with respect to the Offered Securities.

                  (vi) Except as contemplated by this Agreement or as disclosed in the Prospectuses, there are no contracts, agreements or understandings between either of the Sellers and any person that would give rise to a valid claim against either of the Sellers or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the transactions contemplated by this Agreement.

                  (vii) Except as disclosed in the Prospectuses or in the schedule previously provided to you, there are no contracts, agreements or understandings between the Issuer and any person granting such person the right to require the Issuer to file a registration statement under the Securities Act with respect to any securities of the Issuer owned or to be owned by such person or to require the Issuer to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Issuer under the Securities Act.

                  (viii) The Offered Securities have been approved for listing on The Nasdaq National Market.


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                                                                              7


                  (ix) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or the International Underwriting Agreement in connection with the issuance and sale of the Offered Securities by the Sellers, other than as may be required under the Securities Act and the Rules and Regulations of the Commission thereunder and such as may be required by securities or blue sky laws of any state of the United States or of any foreign jurisdiction in connection with the offer and sale of the Offered Securities.

                  (x) The execution, delivery and performance of this Agreement and the International Underwriting Agreement, and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Sellers or any subsidiary of the Issuer or any of their properties, (B) any agreement or instrument to which either of the Sellers or any such subsidiary is a party or by which either of the Sellers or any such subsidiary is bound or to which any of the properties of the Sellers or any such subsidiary is subject, or (C) the charter or by-laws of either of the Sellers or any such subsidiary, except, in the case of clause (A) or (B), such breaches, violations or defaults that individually or in the aggregate would not have a Material Adverse Effect; and the Issuer has full corporate power and authority to authorize, issue and sell the Offered Securities to be sold by the Sellers as contemplated by this Agreement and the International Underwriting Agreement.

                  (xi) This Agreement has been duly authorized, executed and delivered by each of the Sellers and the International Underwriting Agreement has been duly authorized, executed and delivered by the Issuer.

                  (xii) Except as disclosed in the Prospectuses, the Issuer and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and, except as disclosed in the Prospectuses, the Issuer and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

                  (xiii) The Issuer and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.


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                                                                              8


                  (xiv) No labor dispute with the employees of the Issuer or any of its subsidiaries exists or, to the knowledge of the Issuer, is imminent that could reasonably be expected to have a Material Adverse Effect.

                  (xv) The Issuer and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business as now operated by them, or used in the conduct of the business as now operated by them, except to the extent that the failure to own or possess or the inability to acquire such intellectual property rights would not individually or in the aggregate have a Material Adverse Effect; and the Issuer has not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Issuer or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

                  (xvi) Except as disclosed in the Prospectuses, neither the Issuer nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Issuer is not aware of any pending investigation which might lead to such a claim.

                  (xvii) Except as disclosed in the Prospectuses, there are no pending actions, suits or proceedings against or affecting the Issuer, any of its subsidiaries or any of their respective properties that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or to materially and adversely affect the ability of the Issuer to perform its obligations under this Agreement or the International Underwriting Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and, to the Issuer's knowledge, no such actions, suits or proceedings are threatened or contemplated.

                  (xviii) The financial statements included in each Registration Statement and the Prospectuses present fairly the financial position of the Issuer and its consolidated subsidiaries as of the dates shown and their results of operations and


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                                                                              9


         cash flows for the periods shown, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis, the schedules included in each Registration Statement present fairly the information required to be stated therein, the assumptions used in preparing the pro forma financial statements included in each Registration Statement and the Prospectuses provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

                  (xix) Except as disclosed in the Prospectuses, since the date of the latest audited financial statements included in the Prospectuses, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Issuer and its subsidiaries taken as a whole (it being understood that a change in the price of the Common Stock or the continuation of operating losses consistent with the Issuer's historical results shall be deemed not to be, in and of themselves, such a material adverse change), and, except as disclosed in or contemplated by the Prospectuses, there has been no dividend or distribution of any kind declared, paid or made by the Issuer on any class of its capital stock.

                  (xx) Neither of the Sellers is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "Investment Company Act"); neither of the Sellers is a closed-end investment company required to be registered, but not registered, thereunder; and neither of the Sellers is and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectuses, nor will be an "investment company" as defined in the Investment Company Act.

                  (xxi) WMC has, and on each Closing Date hereinafter mentioned will have, valid unencumbered title to the Offered Securities to be sold by WMC on such date and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be sold by WMC.

                  (xxii) Upon delivery of the Offered Securities to be sold by WMC pursuant to this Agreement and payment therefor as contemplated by this Agreement, marketable title to the Offered Securities will pass to the Underwriters free and clear of any security interests, claims, liens, equities and other encumbrances, other than security interests, liens, equities or other encumbrances arising solely from the actions of the Underwriters.

                  (xxiii) There are no material agreements or arrangements relating to the Issuer or its subsidiaries to which WMC, or to the best of WMC's knowledge, to which any direct or indirect stockholder of WMC is a party, which are required to be described in the Registration Statements or the Prospectus or to be filed as exhibits thereto that are not so described or filed.

                  (xxiv) The Issuer is subject to Section 13 or 15(d) of the Exchange Act.

                  (xxv) The Issuer and its subsidiaries are in compliance in all material respects with the Communications Act of 1934 (as amended by the Telecommunications Act of 1996, the "Communications Act") and with all applicable rules, regulations and policies of the Federal Communications Commission (the "FCC").

                  (xxvi) The Issuer has provided to the Underwriters a complete and accurate list of all licenses granted to the Issuer and its subsidiaries [(other than experimental licenses in the 38 GHz portions of the radio spectrum and licenses granted to the Issuer or its subsidiaries or acquired from Local Area Telecommunications, Inc. that are not in the 38 GHz portion of the radio spectrum)] by the FCC (the "Licenses"). All of the Licenses are currently valid and in full force and effect. Neither the Issuer nor any of its subsidiaries has any knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before any court or regulatory body, including the FCC, or of any other proceedings (other than proceedings relating to the wireless communications industries generally) which could in any manner materially threaten or adversely affect the validity or continued effectiveness of any of the Licenses, except that (A) on March 9, 1998, several parties filed petitions for reconsideration (the "Petitions") of the 38 GHz Order (as defined in the Prospectuses) alleging, among other things, that the February 10, 1998 License grants to the Issuer of additional channels in each of Atlanta, Buffalo, Cincinnati, Dallas, Houston, Miami, New York, St. Louis, Seattle, Spokane and Tampa were in violation of the rules of the FCC and (B) on December 31, 1998, two parties filed petitions for clarification and reconsideration of two December 1, 1998 License correction grants to the Issuer in Atlanta and Dallas alleging that such grants were in violation of the rules of the FCC.

                  (xxvii) No event has occurred which (A) results in, or after notice or lapse of time or both would result in, revocation, suspension, adverse modification, nonrenewal, impairment, restriction or termination of, or order of forfeiture with respect to, any License or (B) materially and adversely affects or could reasonably be expected in the future to materially adversely affect any of the rights of the Issuer or any of its subsidiaries thereunder.

                  (xxviii) The Issuer and its subsidiaries have duly filed in a timely manner all material filings, reports, applications, documents, instruments and information required to be filed by them under the Communications Act, and all such filings are true, correct and complete in all material respects.

                  (xxix) Neither the Issuer nor any of its subsidiaries has any reason to believe that any of the Licenses will not be renewed in the ordinary course.

         3. Purchase, Sale and Delivery of Offered Securities; Payment of Underwriting Discount. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, each of the Sellers agrees, severally and not jointly, to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase, at a purchase price of U.S. $[ o ] per share: (a) from the Issuer, that number of Firm Securities (rounded up or down, as determined by Salomon in its discretion, in order to avoid fractions) obtained by multiplying the number of Firm Securities set forth opposite the name of the Issuer in Schedule B hereto by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the total number of Firm Securities; and (b) from WMC, that number of Firm Securities (rounded up or down, as determined by Salomon in its discretion, in order to avoid fractions) obtained by multiplying the number of Firm Securities set forth opposite the name of WMC in Schedule B hereto by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the total number of Firm Securities.

         Each of the Sellers will deliver the Firm Securities to the Representatives for the accounts of the Underwriters, against payment of the purchase price in Federal (same day) funds by wire transfer to accounts previously designated to Salomon by the Sellers at one or more financial institutions acceptable to Salomon at the office of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019, at 9:00 A.M., New York time, on February [ o ], 1999, or at such other time not later than seven full business days thereafter as Salomon and the Issuer determine, such time being herein referred to as the "First Closing Date". For purposes of Rule 15c6-1 under the Securities Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as Salomon requests and will be made available for checking and packaging at the above office of Cravath, Swaine & Moore at least 24 hours prior to the First Closing Date.

         In addition, upon written notice from Salomon given to the Issuer up to two times and not more than 30 days subsequent to the date of the Prospectuses, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Issuer agrees to sell to the Underwriters the number of Optional Securities obtained by multiplying the number of Optional Securities specified in such notice by a fraction the numerator of which is the number of shares set forth opposite the name of the Issuer in Schedule B hereto under the caption "Number of Optional Securities to be Sold" and the denominator of which is the total number of Optional Securities (subject to adjustment by Salomon to eliminate fractions). Such Optional Securities shall be purchased from the Issuer for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter's name bears to the total number of Firm Securities (subject to adjustment by Salomon to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised up to two times and to the extent not previously exercised may be surrendered and terminated at any time upon notice by Salomon to the Issuer.

         Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "Optional Closing Date", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be determined by Salomon but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Issuer will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters, against payment of the purchase price therefor in Federal (same day) funds by wire transfer to accounts previously designated to Salomon by the Issuer at one or more financial institutions acceptable to Salomon at the above office of Cravath, Swaine & Moore. The certificates for the Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as Salomon requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the above office of Cravath, Swaine & Moore at a reasonable time in advance of such Optional Closing Date.

         4. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives jointly or by Salomon will be binding upon all the Underwriters.

         5. Certain Agreements of the Sellers and the Underwriters. The Sellers and the several Underwriters agree that:

         (a) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Issuer will file each of the Prospectuses with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by Salomon, subparagraph (4)) of Rule 424(b) not later than the earlier of (i) the second business day following the execution and delivery of this Agreement or (ii) the fifteenth business day after the Effective Date of the Initial Registration Statement. The Issuer will advise Salomon promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Securities Act but the Effective Time thereof has not occurred as of such execution and delivery, the Issuer will file the Additional Registration Statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time either Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by Salomon.

         (b) The Issuer will advise Salomon promptly of any proposal to amend or supplement the Initial Registration Statement, the Additional Registration Statement (if any) and either the Prospectuses and will not effect such amendment or supplementation without Salomon's prior consent (which consent shall not be unreasonably withheld); and the Issuer will also advise Salomon promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplement to a Registration Statement or either of the Prospectuses and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

         (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Securities Act in connection with sales by any Underwriter, International Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Issuer will promptly notify Salomon of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither Salomon's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

         (d) As soon as practicable, but not later than the Availability Date (as defined below), the Issuer will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Securities Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Issuer's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

         (e) The Issuer will furnish to the Representatives copies of each Registration Statement (five of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Securities Act in connection with sales by any Underwriter or dealer, the U.S. Prospectus and all amendments and supplements to such documents, in each case in such quantities as Salomon reasonably requests. The U.S. Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other documents shall be so furnished as soon as available. The Issuer will pay the expenses of printing and distributing to the Underwriters all such documents.

         (f) The Issuer will use its best efforts to arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as Salomon reasonably designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Underwriters; provided, however, that the Issuer will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction.

         (g) During the period of five years after the Closing Date, the Issuer will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of the Issuer's annual report to stockholders for such year; and the Issuer will furnish to the Representatives and, upon request, to each of the other Underwriters (i) as soon as available, a copy of each report and any definitive proxy statement of the Issuer filed with the Commission under the Exchange Act or mailed to stockholders and (ii) from time to time, such other publicly available information concerning the Issuer as Salomon may reasonably request.

         (h) The Issuer will pay all expenses incident to the performance of its obligations and the obligations of WMC under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as Salomon designates and the printing of memoranda relating thereto, for any travel expenses of the Issuer's officers and employees and any other expenses of the Issuer approved in advance by the Issuer in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, for any transfer taxes on the sale of the Offered Securities and for expenses incurred in distributing preliminary prospectuses and the Prospectuses (including any amendments and supplements thereto) to the Underwriters.

         (i) The Issuer agrees that no Common Stock other than the Offered Securities will be included for sale in the Registration Statement.

         (j) For a period of 90 days after the date hereof (the "Applicable Period"), the Issuer and its executive officers and directors will not sell (except that the executive officers and directors may, with the consent of the Underwriters (which consent shall not be unreasonably withheld), sell securities out of their customary margin accounts), contract to sell, pledge or otherwise dispose of, directly or indirectly, or (except pursuant to agreements executed on or prior to the date hereof) arrange to have declared effective during the Applicable Period a registration statement under the Securities Act covering the sale by the Issuer or its executive officers and directors of (i) any shares of Common Stock of the Issuer or any other capital stock of the Issuer or (ii) any other securities which are convertible into, or exercisable or exchangeable for, Common Stock or other capital stock of the Issuer (collectively, "Derivative Securities"), without the prior written consent of Salomon, which shall not be unreasonably withheld, except (A) with respect to the Issuer (1) Common Stock or preferred stock issued or delivered as payment of dividends on, or upon conversion, of any preferred stock of the Issuer, (2) securities issued or delivered upon conversion, exchange or exercise of any other securities (including notes and debentures) of the Issuer outstanding on the date of the Prospectuses or which become outstanding after the date hereof without violating this section 5(j), (3) capital stock, options and other equity-based awards issued pursuant to benefit or incentive plans maintained for the officers, directors or employees of, or persons providing services to, the Issuer or its subsidiaries, or pursuant to the Issuer's dividend reinvestment, 401(k), stock purchase or similar plans, (4) securities issued in connection with, or in furtherance of, mergers, acquisitions of assets or equity of others (including spectrum licenses and application therefor and interests in entities with spectrum licenses and application therefor) or similar transactions, (5) securities representing a minority interest in the Issuer issued to a strategic investor who agrees not to resell such securities during the Applicable Period or (6) Common Stock, preferred stock, other capital stock or Derivative Securities in a transaction not registered under the Securities Act, if the Issuer does not arrange to have a registration statement covering the resale of any such securities declared effective during the Applicable Period, and (B) with respect to the Issuer's executive officers and directors, (i) securities transferred by an executive officer or director in a private transaction where the transferee receiving such securities agrees to be bound by this section 5(j), (ii) the transfer of no more than 70,000 securities per each of the four inside directors or (iii) the transfer of no more than 25,000 securities per each of the four independent directors.

         (k) Each Underwriter agrees that (i) it is not purchasing any of the U.S. Offered Securities for the account of anyone other than a U.S. or Canadian Person, (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any of the U.S. Offered Securities or distribute any U.S. Prospectus to any person outside the United States or Canada, or to anyone other than a U.S. or Canadian Person and (iii) any dealer to whom it may sell any of the U.S. Offered Securities will represent that it is not purchasing for the account of anyone other than a U.S. or Canadian Person and agree that it will not offer or resell, directly or indirectly, any of the U.S. Offered Securities outside the United States or Canada, or to anyone other than a U.S. or Canadian Person or to any other dealer who does not so represent and agree; provided, however, that the foregoing shall not restrict (A) purchases and sales between the International Underwriters on the one hand and the Underwriters on the other hand pursuant to the Agreement Between U.S. Underwriters and International Underwriters, (B) stabilization transactions contemplated under the Agreement Between U.S. Underwriters and International Under writers, conducted through Salomon (or through the Representatives and Salomon International) as part of the distribution of the Offered Securities and (C) sales to or through (or distributions of U.S. Prospectuses or the related preliminary prospectuses to) U.S. or Canadian Persons who are investment advisors, or who otherwise exercise investment discretion, and who are purchasing for the account of anyone other than a U.S. or Canadian Person.

         6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Sellers herein, to the accuracy of the certificates of officers of the Sellers delivered pursuant to the provisions hereof, to the performance by the Sellers of their obligations hereunder and to the following additional conditions precedent:

         (a) The Representatives shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of Grant Thornton LLP, in agreed form, confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

                  (i) in their opinion the financial statements and schedules examined by them and included in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations;

                  (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included in the Registration Statements;

                  (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Issuer, inquiries of certain officials of the Issuer who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                           (A) the unaudited financial statements and schedules
                  included in the Registration Statements do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements and schedules for them to be in conformity with generally accepted accounting principles;

                           (B) at January 27, 1999, there was any change in the
                  capital stock or paid-in capital, increase in long-term debt or any decreases in consolidated net current assets or stockholders' equity of the Issuer and its subsidiaries, on a consolidated basis, as compared with amounts shown on the December 31, 1997 audited consolidated balance sheet included in the Prospectuses; or

                           (C) for the period from October 1, 1998 to January
                  27, 1999, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated operating revenues or in the total or per-share amounts of net loss;

                           (D) the unaudited pro forma condensed consolidated
                  financial statements included in the Prospectuses do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements.

         except in all cases set forth in clauses (A) and (B) above for changes, increases or decreases which the Prospectuses disclose have occurred or may occur or which are described in such letter; and

                  (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statements (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Issuer and its subsidiaries subject to the internal controls of the Issuer's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

For purposes of this subsection, (i) if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, "Registration Statements" shall mean the Initial Registration Statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (ii) if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration Statement is subsequent to such execution and delivery, "Registration Statements" shall mean the Initial Registration Statement and the Additional Registration Statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time and (iii) "Prospectuses" shall mean the prospectuses included in the Registration Statements. All financial statements and schedules included in material incorporated by reference into the Prospectuses shall be deemed included in the Registration Statements for purposes of this subsection.

         (b) The Representatives shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of Ernst & Young LLP with respect to the financial statements and other financial information of MIDCOM Communications Inc. included in the Registration Statements, in a form to be agreed upon.

         (c) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by Salomon. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time either Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by Salomon. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, each of the Prospectuses shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Issuer or the Representatives, shall be contemplated by the Commission.

         (d) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the reasonable judgment of Salomon, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, or (ii) (A) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Issuer or its subsidiaries which, in the reasonable judgment of Salomon, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (B) any downgrading in the rating of any debt securities of the Issuer by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Issuer (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (C) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Issuer on any exchange or in the over-the-counter market; (D) any banking moratorium declared by U.S. Federal or New York authorities; or (E) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the reasonable judgment of Salomon, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

         (e) The Representatives shall have received an opinion, dated the Closing Date, of Graubard Mollen & Miller, counsel for the Sellers, substantially to the effect set forth in (i)-(viii) below, and of Willkie Farr & Gallagher, regulatory counsel for the Issuer, substantially to the effect set forth in (vii) and (ix)-(xvi) below, that:

                  (i) Each of the Sellers has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectuses;

                  (ii) The Offered Securities delivered on such Closing Date and all other outstanding shares of Common Stock of the Issuer have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectuses; and the stockholders of the Issuer have no preemptive rights with respect to the Securities;

                  (iii) Each of the Sellers is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectuses, will not be an "investment company" as defined in the Investment Company Act;

                  (iv) Except as disclosed in the Prospectuses or in the schedule previously provided to you, there are no contracts, agreements or understandings known to such counsel between the Issuer and any person granting such person the right to require the Issuer to file a registration statement under the Securities Act with respect to any securities of the Issuer owned or to be owned by such person or to require the Issuer to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Issuer under the Securities Act;

                  (v) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or the International Underwriting Agreement in connection with the issuance or sale of the Offered Securities by the Sellers, other than as may be required under the Securities Act and the Rules and Regulations of the Commission thereunder, and such as may be required by securities or blue sky laws of the various states of the United States and of foreign jurisdictions in connection with the offer and sale of the Offered Securities;

                  (vi) The execution, delivery and performance of this Agreement and the International Underwriting Agreement, and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute, rule or regulation or any order known to such counsel of any governmental agency or body or any court having jurisdiction over the Sellers or any subsidiary of the Issuer or any of its properties, (B) any agreement or instrument listed as an exhibit to the Issuer's Annual Report on Form 10-K most recently filed with the Commission or listed as an exhibit to or filed with any subsequent reports filed by the Issuer under the Exchange Act through December 31, 1998, to which either of the Sellers or any such subsidiary of the Issuer is a party or by which either of the Sellers or any such subsidiary of the Issuer is bound or to which any of the properties of the Issuer or any such subsidiary is subject or (C) the charter or by-laws of either of the Sellers or any such subsidiary of the Issuer, except, in the case of clause (A) or (B), breaches, violations or defaults that individually or in the aggregate would not have a Material Adverse Effect; and the Issuer has full power and corporate authority to authorize, issue and sell the Offered Securities to be sold by the Sellers as contemplated by this Agreement and the International Underwriting Agreement, respectively;

                  (vii) The Initial Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, the Additional Registration Statement (if any) was filed and became effective under the Securities Act as of the date and time (if determinable) specified in such opinion, each of the Prospectuses either were filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or were included in the Initial Registration Statement or the Additional Registration Statement (as the case may be), and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of a Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, and each Registration Statement and each of the Prospectuses, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Securities Act and the

         Rules and Regulations; such counsel have no reason to believe that any part of a Registration Statement or any amendment thereto, as of its effective date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that either of the Prospectuses or any amendment or supplement thereto, as of its issue date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the descriptions in the Registration Statements and Prospectuses of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel do not know of any legal or governmental proceedings required to be described in a Registration Statement or the Prospectuses which are not described as required or of any contracts or documents of a character required to be described in a Registration Statement or the Prospectuses or to be filed as exhibits to a Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statements or the Prospectuses;

                  (viii) This Agreement has been duly authorized, executed and delivered by each of the Sellers and the International Underwriting Agreement has been duly authorized, executed and delivered by the Issuer;

                  (ix) No prior or subsequent consent, approval, authorization or order of the FCC is required to be obtained, and no prior or subsequent notice to or filing with the FCC is required to be made, in connection with the offering of Offered Securities;

                  (x) To the best of such counsel's knowledge, the Issuer and its subsidiaries are in compliance in all material respects with all material terms and conditions of each License;

                  (xi) To the best of such counsel's knowledge, all of the Licenses are currently valid and in full force and effect, and there is no investigation, notice of apparent liability, violation, forfeiture or other order of complaint issued by or before any court or regulatory body, including the FCC, or of any other proceedings (other than proceedings relating to the wireless communications industries generally) which could in any manner materially threaten or adversely affect the validity or continued effectiveness of any of the Licenses; provided, however, that (A) on March 9, 1998, several parties (at least one of which stated that it would be filing a separate pleading on this issue) filed petitions for reconsideration of the 38 GHz Order, alleging, among other things, that the

         February 10, 1998, license grants to the Issuer were in violation of the FCC's processing rules, which petitions for reconsideration were made available to the public on March 10, 1998 and (B) on December 31, 1998, two parties filed petitions for clarification and reconsideration of two December 1, 1998 License correction grants to the Issuer in Atlanta and Dallas alleging that such grants were in violation of the rules of the FCC;

                  (xii) Such counsel is not aware of any event or instance in which the Issuer was not in compliance with all applicable and material rules, regulations and policies of the FCC pertaining to the Licenses;

                  (xiii) Such counsel is not aware of the occurrence of any event which (i) results in, or after notice or lapse of time or both would result in, revocation, suspension, adverse modification, nonrenewal, impairment, restriction or termination of, or order of forfeiture with respect to, any License or (ii) materially and adversely affects or could reasonably be expected in the future to materially adversely affect any of the rights of the Issuer or any of its subsidiaries thereunder;

                  (xiv) To the best of such counsel's knowledge, the Issuer and its subsidiaries have duly filed in a timely manner all material filings, reports, applications, documents, instruments and information required to be filed by them under the Communications Act pertaining to the Licenses;

                  (xv) Such counsel has no reason to believe that any of the Licenses will not be renewed in the ordinary course; and

                  (xvi) The FCC has the authority, under certain circumstances, to modify radio licenses that it has issued. On November 3, 1997, the FCC adopted rules to auction unlicensed portions of the 38.6 - 40.0 GHz band for commercial use. On March 24, 1997, the FCC proposed rules to segment the 38.6 - 40.0 GHz band for terrestrial wireless services. In either event, the FCC may adopt changes to the existing and proposed regulations governing 38 GHz licensees, which could have an impact on the scope of the Licenses and the operations of the Issuer and its subsidiaries. As of the date of such letter, and except as otherwise discussed in such letter, such counsel is not aware of any official FCC action that may permit or is likely to lead to the revocation, nonrenewal, modification, impairment, restriction, or suspension of any License or any right or authority thereunder in whole or in part.

         (f) The Underwriters shall have received from Cravath, Swaine & Moore, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Issuer, the validity of the Offered Securities, the Registration Statements, the Prospectuses and other related matters as Salomon may reasonably require, and the Issuer shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

         (g) The Representatives shall have received a certificate, dated the Closing Date, of the Chief Executive Officer or any Vice President and a principal financial or accounting officer of the Issuer in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Issuer in this Agreement are true and correct, that the Issuer has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs
(1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Securities Act, prior to the time either Prospectus was printed and distributed to any Underwriter; and, subsequent to the respective dates of the most recent financial statements in the Prospectuses, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Issuer and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectuses or as described in such certificate (it being understood that a change in the price of the Common Stock or the continuation of operating losses consistent with the Issuer's historical results shall be deemed not to be, in and of themselves, such a material adverse change), and, except as disclosed in or contemplated by the Prospectuses, there has been no dividend or distribution of any kind declared, paid or made by the Issuer on any class of its capital stock. The Representatives shall have received a certificate, dated the Closing Date, of the Chief Executive Officer or any Vice President and a principal financial or accounting officer of WMC in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of WMC in this Agreement are true and correct, that WMC has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

         (h) The Representatives shall have received a letter, dated the Closing Date, of Grant Thornton LLP which meets the requirements of subsection
(a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

         (i) The Representatives shall have received a letter, dated the Closing Date, of Ernst & Young LLP which meets the requirements of subsection
(b) of this Section, except that the specified date referred to in such subsection will be a date not more than three business days prior to such Closing Date for the purposes of this subsection.

         (j) On such Closing Date, the International Underwriters shall have purchased the International Securities pursuant to the International Underwriting Agreement.

         (k) The Issuer has filed an application and received approval for the listing of the Offered Securities with the Nasdaq National Market and has paid the required fee.

         (l) Each executive officer and director of the Issuer shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto and addressed to the Representatives relating to sales of shares of Common Stock or any securities convertible into or exercisable or exchangeable for such Common Stock, and each such letter shall be in full force and effect on the Closing Date.

         Each of the Sellers will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. Salomon may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Initial Closing Date or otherwise.

         7. Indemnification and Contribution. (a) The Issuer will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any of the representations and warranties of the Issuer contained herein or any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, either of the Prospectuses, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by each Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Issuer by such Underwriter through Salomon specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (c) below; provided further, however, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter that sold the Offered Securities concerned to the person asserting any such losses, claims, damages or liabilities, to the extent that such sale was an initial resale by such Underwriter and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Registration Statement or Prospectus if the Issuer had previously furnished copies thereof to such Underwriter and such Registration Statement or Prospectus corrected such untrue statement or omission or alleged untrue statement or omission.

         (b) WMC will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any of the representations and warranties of WMC contained herein or any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, either of the Prospectuses, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information about WMC (or any direct or indirect stockholders of WMC) furnished to the Issuer by WMC specifically for use therein, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that WMC will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Issuer by an Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; provided further, however, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus, the indemnity agreement contained in this subsection (b) shall not inure to the benefit of any Underwriter that sold the Offered Securities concerned to the person asserting any such losses, claims, damages or liabilities, to the extent that such sale was an initial resale by such Underwriter and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Registration Statement or Prospectus if the Issuer had previously furnished copies thereof to such Underwriter and such Registration Statement or Prospectus corrected such untrue statement or omission or alleged untrue statement or omission.

         (c) Each Underwriter will severally and not jointly indemnify and hold harmless the Sellers against any losses, claims, damages or liabilities to which the Sellers may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, either of the Prospectuses, or any amendment or supplement thereto, or any related preliminary offering prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Sellers in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the U.S. Prospectus furnished on behalf of the Underwriters: (i) on the cover page, the table and the last paragraph at the bottom concerning the terms of the U.S. Offering by the Underwriters, (ii) under the caption underwriting, (A) the list of Underwriters and their respective participation in the U.S. Offering, (B) the fourth paragraph concerning the concession and reallowance figures, (C) the seventh paragraph concerning agreements among the Underwriters and the International Underwriters, (D) the tenth paragraph concerning over-allotments, syndicate covering transactions, stabilizing transactions and penalty bids and (E) the eleventh paragraph concerning passive market making.

         (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party (which consent shall not be unreasonably withheld), be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof except as set forth below. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

         (e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Sellers on the one hand and the Underwriters on the other from the offering of the U.S. Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Sellers on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the U.S. Offering (before deducting expenses but after deducting the Underwriters' discounts and commissions) received by the Sellers bear to the total discounts and commissions received by the Underwriters from the Sellers under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective purchase obligations and not joint.

         (f) The obligations of the Sellers under this Section shall be in addition to any liability which the Sellers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Issuer within the meaning of the Securities Act or the Exchange Act.

         (g) The liability of WMC under its representations and warranties contained in Section 2 hereof and under the indemnity and contribution agreements contained in this Section 7 shall be limited to an amount equal to the initial public offering price of the Firm Securities sold by WMC to the Underwriters. The Sellers may agree, as between themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

         8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase U.S. Offered Securities hereunder and the aggregate number of shares of U.S. Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of U.S. Offered Securities, Salomon may make arrangements satisfactory to the Sellers for the purchase of such U.S. Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the U.S. Offered Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate number of shares of U.S. Offered Securities with respect to which such default or defaults occur exceeds 10% of the number of shares of U.S. Offered Securities and arrangements satisfactory to Salomon and the Sellers for the purchase of such U.S. Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Sellers, except as provided in Section 9. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Sellers, their respective officers or directors and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Sellers, the Issuer or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If for any reason the purchase of the Offered Securities by the Underwriter is not consummated, the Issuer shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5 (other than with respect to a defaulting Underwriter) and the respective obligations of the Sellers and the Underwriters pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or solely because of the occurrence of any event specified in clause (C), (D) or (E) of Section 6(d)(ii), the Issuer will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

         10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters will be mailed, delivered or telecopied and confirmed to the Underwriters, c/o Salomon Smith Barney Inc., 388 Greenwich Street, New York, NY 10013 or, if sent to the Issuer, will be mailed, delivered or electronically transmitted and confirmed to it at 230 Park Avenue, New York, NY 10169, Attention: Timothy R. Graham; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telecopied and confirmed to such Underwriter.

         11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

         12. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

         13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

         Each of the parties hereby submits to the nonexclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         If the foregoing is in accordance with the Representatives' understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement among the Issuer, WMC and the Underwriters in accordance with its terms.

                                      Very truly yours,

                                      WinStar Communications, Inc.

                                      By........................................
                                        Name:
                                        Title:

                                      WinStar Multichannel Corp.

                                      By........................................

                                        Name:
                                        Title:

The foregoing Underwriting Agreement
is hereby confirmed and accepted
as of the date first above written.

Salomon Smith Barney Inc.
Credit Suisse First Boston Corporation

Acting on behalf of themselves and as the Representatives of the several Underwriters

By SALOMON SMITH BARNEY INC.

      By..........................................
        Name:
        Title:

                                   SCHEDULE A

                                                         Number of
                                                      Firm Securities
Underwriters                                          to be Purchased
------------                                          ---------------
Salomon Smith Barney Inc...........................
Credit Suisse First Boston Corporation.............






Total..............................................         3,360,000
                                                           ==========

                                   SCHEDULE B




                                               Number of         Number of
                                                 Firm            Optional
                                             Securities to     Securities to
                                                be Sold           be Sold
                                                -------           -------

WinStar Communications, Inc................     2,410,000          630,000
WinStar Multichannel Corp..................       950,000                0
                                             ------------      -----------
Total......................................     3,360,000          630,000
                                             ============      ===========

                                   Exhibit A

                                                                         [DATE]

[The undersigned executive officer or director]
WinStar Communications, Inc.
230 Park Avenue
New York, NY 10169

Salomon Smith Barney Inc.
Credit Suisse First Boston Corporation
As Representatives of the Several U.S. Underwriters
   c/o Salomon Smith Barney Inc.
   388 Greenwich Street
   New York, NY 10013

Salomon Brothers International Limited
Credit Suisse First Boston (Europe) Limited
  c/o Salomon Brothers International Limited
  3 Lombard Street
  London EC3V 9AA

Dear Sirs:

         As an inducement to the U.S. Underwriters and International Underwriters to execute, respectively, the U.S. Underwriting Agreement and the International Underwriting Agreement (collectively, the "Underwriting Agreements"), pursuant to which an offering will be made of the Common Stock, $0.01 par value per share (the "Securities") of WinStar Communications, Inc. (the "Issuer"), the undersigned hereby agrees that, for a period of 90 days after the date of the Underwriting Agreements (the "Applicable Period") to which you are or expect to become parties, the undersigned will not offer, sell (except that the undersigned may, with the consent of Salomon Smith Barney Inc. (which consent shall not be unreasonably withheld), sell securities out of his customary margin account), contract to sell, pledge or otherwise dispose of, directly or indirectly, or (except pursuant to agreements executed on or prior to the date hereof) arrange to have declared effective during the Applicable Period a registration statement under the Securities Act covering the sale by the undersigned of (a) any shares of Common Stock of the Issuer or any other capital stock of the Issuer or (b) any other securities which are convertible into, or exercisable or exchangeable for, Common Stock or other capital stock of the Issuer (collectively, "Derivative Securities"), without the prior written consent of Salomon Smith Barney Inc. (which shall not be unreasonably withheld), except that the foregoing restrictions shall not apply to (i) securities transferred by the undersigned in a private transaction where the transferee receiving such securities agrees to be bound, (ii) the transfer of no more than 70,000 securities per each of the four inside directors or (iii) the transfer of no more than 25,000 securities per each of the four independent directors.

         In furtherance of the foregoing, the Issuer and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.

         This Agreement shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the public offering shall not have occurred on or before the date that is 60 days after the date of this Agreement.


                                             Very truly yours,


                                                   B-2